UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2016

Ultimate Products Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-54069	77-070713267
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

118 Del Oro Lagoon, Novato Ca. 94949

 (Address of principal executive offices)

 (Registrant's telephone number, including area code):  415-328-7207

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4-Matters Related to Accountants and Financial Statements

Item 4.01

Changes in Registrant's Certifying Accountant.

(a)

Previous Independent Registered Public Accounting Firm

On December 27, 2016, Ultimate Products Corporation (the “Company”) accepted the resignation of Scrudato & Co., PA, as the independent registered public accounting firm of the Company.  The resignation of Scrudato & Co., PA, was approved by the Company’s Board of Directors.

The reports of Scrudato & Co., PA on the Company’s financial statements as of and for the fiscal years ended March 31, 2014 and 2015 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle except as follows:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has no material assets other than cash, nor does it have operations or a source of revenue sufficient to cover its operation costs. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the Company’s fiscal years ended March 31, 2014 and 2015 and through December 27, 2016, there were no disagreements with Scrudato & Co., PA, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Scrudato & Co., PA would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such years. During the Company’s fiscal years ended March 31, 2014 and 2015 and through December 27, 2016 there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company furnished a copy of the disclosures herein to Scrudato & Co., PA, and requested that Scrudato & Co., PA, furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ultimate Products Corporation

Date: December 28, 2016	By:	/s/ George M. Vogelei
George M. Vogelei
Chief Executive Officer/Director

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